    As filed with the Securities and Exchange Commission on May 4, 2016 Registration No.     _____________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________________________________
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_______________________________________________
MICROSEMI CORPORATION
(Exact Name of Registrant as Specified in its Charter)
_______________________________________________

Delaware	95-2110371
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
One Enterprise, Aliso Viejo, California 92656
(Address, including ZIP Code, of Principal Executive Offices)
_______________________________________________
Microsemi Corporation 2008 Performance Incentive Plan

(Full Title of the Plan)
_______________________________________________
John W. Hohener
Executive Vice President, Chief Financial Officer, Secretary and Treasurer
Microsemi Corporation
One Enterprise
Aliso Viejo, California 92656
(949) 380-6100
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copy To:
Warren T. Lazarow, Esq.
O’Melveny & Myers LLP
2765 Sand Hill Road
Menlo Park, California 94025
(650) 473-2600
_______________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☑	Accelerated Filer ☐
Non-Accelerated Filer ☐	Smaller Reporting Company ☐
_______________________________________________
Calculation of Registration Fee

Title of Securities To Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.20 par value per share	10,000,000 shares (1)	$34.30 (2)	$343,000,000 (2)	$34,541 (2)

(1)
This Registration Statement covers, in addition to the number of shares of Microsemi Corporation, a Delaware corporation (the “Company” or the “Registrant”), common stock, par value $0.20 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities

Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Microsemi Corporation 2008 Performance Incentive Plan (the “2008 Plan”) as a result of one or more adjustments under the 2008 Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)
Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on April 29, 2016, as quoted on the Nasdaq Global Market.

The Exhibit Index for this Registration Statement is at page 7.

EXPLANATORY NOTE
This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.
PART I
INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS
The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference
The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Company’s Registration Statements on Form S-8, filed with the Commission on April 30, 2008 (Commission File No. 333-150529) and April 29, 2014 (Commission File No. 333-195568);

(b)	The Company’s Annual Report on Form 10-K for its fiscal year ended September 27, 2015, filed with the Commission on November 12, 2015 (Commission File No. 000-08866);

(c)
The Company’s Quarterly Reports on Form 10-Q for its fiscal quarters ended January 3, 2016 and April 3, 2016, filed with the Commission on February 2, 2016 and May 4, 2016, respectively (each, Commission File No. 000-08866);

(d)
The Company’s Current Reports on Form 8-K, filed with the Commission on October 19, 2015, October 30, 2015, November 5, 2015 (with respect to Item 8.01 only), November 25, 2015, December 3, 2015, December 21, 2015, January 19, 2016 (with respect to Items 1.01, 1.02, 2.01 and 2.03 only) (as amended by Forms 8-K/A filed with the Commission on January 20, 2016 and March 30, 2016), February 16, 2016 and March 29, 2016 (each, Commission File No. 000-08866); and May 2, 2016(with respect to Item 8.01 only); and

(e)
The description of the Company’s Common Stock contained in its Registration Statement on Form 10/A (Amendment No. 2) filed with the Commission on January 30, 2006 (Commission File No. 000-08866), and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel
Not applicable.

Item 8.	Exhibits
See the attached Exhibit Index at page 7, which is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on May 4, 2016.

MICROSEMI CORPORATION

By	/s/ John W. Hohener
John W. Hohener
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints James J. Peterson and John W. Hohener, or either one or both of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James J. Peterson	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 4, 2016
James J. Peterson

/s/ John W. Hohener	Executive Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)	May 4, 2016
John W. Hohener

/s/ Dennis R. Leibel	Director (Lead Independent Director)	May 4, 2016
Dennis R. Leibel

/s/ Thomas R. Anderson	Director	May 4, 2016
Thomas R. Anderson

/s/ William E. Bendush	Director	May 4, 2016
William E. Bendush

/s/ Paul F. Folino	Director	May 4, 2016
Paul F. Folino

/s/ William L. Healey	Director	May 4, 2016
William L. Healey

/s/ Matthew E. Massengill	Director	May 4, 2016
Matthew E. Massengill

EXHIBIT INDEX

Exhibit Number	Description

4
Microsemi Corporation 2008 Performance Incentive Plan, as amended. (Filed as Exhibit 10.1 to the Company’s Form 8-K, filed with the Commission on February 16, 2016 (Commission File No. 000-08866) and incorporated herein by this reference.)

5	Opinion of O’Melveny & Myers LLP (opinion re legality)

23.1	Consent of PricewaterhouseCoopers LLP (consent of independent registered public accounting firm)

23.2	Consent of Counsel (included in Exhibit 5)

24	Power of Attorney (included in this Registration Statement under “Signatures”)